Exhibit 99.1

OneSpan Appoints Accomplished Cyber Security and Cloud Services

Veteran Matthew Moynahan as Chief Executive Officer

Brings more than a decade of CEO experience and demonstrated success implementing growth strategies and operational transformation

CHICAGO, November 15, 2021 – OneSpan Inc. (NASDAQ: OSPN), a global leader in digital banking security and e-signatures, announced today that the Company's Board of Directors has appointed Matthew Moynahan as President and Chief Executive Officer effective November 29, 2021. Mr. Moynahan most recently served as CEO at Forcepoint, a subsidiary of Raytheon Technologies, for nearly five years where he transformed the company’s offerings from predominantly on-premises to a cloud-consumption model and drove record new business growth prior to its acquisition by Francisco Partners in January 2021. Mr. Moynahan will work closely with Steven Worth, who has served as Interim CEO since August, on a seamless transition.

Mr. Moynahan brings to OneSpan more than two decades of global technology experience across both on-premises and cloud services, and nearly every facet of cyber security. Prior to Forcepoint, he served as President at Arbor Networks, a subsidiary of Danaher, where he was responsible for building one of the world’s largest commercial cloud DDoS platforms and network-based advanced threat protection systems. Prior to that, he was the CEO of Veracode, a SaaS pioneer of cloud-based software security testing platforms. He also served as Vice President and General Manager of Symantec’s Consumer Division, responsible for serving hundreds of millions of customers while delivering a superior end-user experience.

“Matt is a talented technology industry veteran with a record of strong performance leading SaaS and software technology companies. We are confident that Matt is the right leader to guide OneSpan in leveraging the company’s strengths to enhance shareholder value,” stated Al Nietzel, Chairman of the Board of Directors at OneSpan. “Matt’s experience at executing business transformations is well suited to drive revenue growth and improved operational efficiencies at OneSpan. The Board is looking forward to working closely with Matt as we embark on this exciting new chapter."

“This is truly an exciting time to join OneSpan. The market for solutions that enable secure and exceptional customer experiences is global, sizable and growing and I look forward to working with the OneSpan team and Board of Directors as we drive the business transformation and accelerate growth,” Mr. Moynahan stated.

“The Board would like to thank Steven Worth, who has served as Interim CEO over the last four months. Steven and the OneSpan executive team have undertaken significant work reviewing product strategy, competitive positioning, and operational efficiency that will allow Matt to hit the ground running,” Mr. Nietzel continued.

Mr. Moynahan holds a Master of Business Administration from the Harvard Business School, and a Bachelor of Arts in History and Economics from Williams College.

Further details on OneSpan’s leadership team can be found on the company’s website at www.onespan.com/about/leadership.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable U.S. securities laws. Forward-looking statements may be identified by words or phrases such as "seek," "believe," "plan," "estimate," "anticipate," “expect," "intend," "continue," "outlook," “look forward," “goal," "may," "will," "should," "could," or "might," and other similar expressions. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Factors that could materially affect our business and financial results include, but are not limited to: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; the impact of the COVID-19 pandemic and actions taken to contain it; our ability to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio actions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of hacking attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; actions of activist stockholders; and exposure to increased economic and operational uncertainties from operating a global business, as well as those factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. Our filings with the Securities and Exchange Commission (the “SEC”) and other important information can be found in the Investor Relations section of our website at investors.onespan.com. We do not have any intent, and disclaim any obligation, to update the forward-looking information to reflect events that occur, circumstances that exist or changes in our expectations after the date of this press release, except as required by law.

About OneSpan
OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they execute. OneSpan’s security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements with identity verification and e-signatures, reducing fraud using advanced analytics, or transparently securing financial transactions, OneSpan helps lower costs and accelerate customer acquisition while improving the user experience. Learn more at onespan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor Contact

Joe Maxa

Vice President of Investor Relations

+1-312-766-4009

joe.maxa@onespan.com